Exhibit (9)(I) on Form N-1A
                                          Exhibit (10) under Item 6/Reg. S-K


                              AMENDMENT NO. 2
                                     to
                                 Exhibit A

                   Transfer Agency and Service Agreement
                                  between
                        VISION GROUP OF FUNDS, INC.
                                    and
                    STATE STREET BANK AND TRUST COMPANY
                            dated July 5, 1990,
  as assigned on March 31, 1994 by State Street Bank and Trust Company to
                         Federated Services Company




                 PORTFOLIOS OF VISION GROUP OF FUNDS, INC.

     VISION GROUP OF FUNDS, INC. (the "Fund") consists of the following portfolios (the "Portfolios") effective as of the dates set forth below:

     Name                          Date

     Vision Money Market Fund      June 1, 1988

     Vision New York Tax-Free Money     June 1, 1988
     Market Fund

     Vision Treasury Money Market Fund  June 1, 1988




     Vision U.S. Government Securities Fund  August 16, 1993

     Vision New York Tax-Free Fund August 16, 1993

     Vision Growth and Income Fund November 2, 1993

     Vision Capital Appreciation Fund